Exhibit 99.2

XTO ENERGY INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The accompanying pro forma consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of XTO Energy Inc. The pro forma consolidated balance sheet as of June 30, 2008 has been prepared as if the Hunt Petroleum acquisition closed on June 30, 2008. The pro forma consolidated income statements for the year ended December 31, 2007 and for the six months ended June 30, 2008 and 2007 have been prepared as if the Hunt Petroleum acquisition closed on January 1, 2007.

These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the pro forma consolidated income statements due to normal production declines, changes in prices, future transactions and other factors. These statements should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 31, 2007 included in our 2007 Form 10-K, our unaudited consolidated financial statements and related notes for the six months ended June 30, 2008 and 2007 included in our Form 10-Q for the quarter ended June 30, 2008 and the statements of combined revenues and direct operating expenses of the assets acquired from Hunt Petroleum for the year ended December 31, 2007 and the six months ended June 30, 2008 and 2007.

XTO ENERGY INC.

Pro Forma Consolidated Balance Sheet (Unaudited)

June 30, 2008

		Pro Forma Adjustments (Note 2)
	Historical	Hunt Acquisition (a)	Pro Forma
(in millions, except shares)
ASSETS
Current Assets:
Cash and cash equivalents	$49	$(49)	$—
Other current assets	2,289	292	2,581

Total Current Assets	2,338	243	2,581

Property and Equipment, at cost—successful efforts method	26,188	4,385	30,573
Accumulated depreciation, depletion and amortization	(4,689)	—	(4,689)

Net Property and Equipment	21,499	4,385	25,884

Other Assets	500	1,237	1,737

TOTAL ASSETS	$24,337	$5,865	$30,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total Current Liabilities	$3,600	$353	$3,953

Long-term Debt	7,993	2,678	10,671

Other Liabilities:
Other Long-term Liabilities	293	3	296
Asset Retirement Obligation	553	155	708
Deferred income tax payable	2,924	1,079	4,003

Total Other Liabilities	3,770	1,237	5,007

Stockholders’ Equity:
Common stock ($0.01 par value, 1,000,000,000 shares authorized, 516,740,791 historical and 540,240,791 pro forma shares issued)	5	—	5
Additional paid-in capital	4,491	1,597	6,088
Treasury stock, at cost (5,167,942 historical and pro forma shares)	(134)	—	(134)
Retained earnings	5,855	—	5,855
Accumulated other comprehensive loss	(1,243)	—	(1,243)

Total Stockholders’ Equity	8,974	1,597	10,571

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,337	$5,865	$30,202

See Accompanying Notes to Pro Forma Consolidated Financial Statements.

XTO ENERGY INC.

Pro Forma Consolidated Income Statement (Unaudited)

For the Year Ended December 31, 2007

		Pro Forma Adjustments (Note 2)
	Historical	Hunt Acquisition (b)	Other		Pro Forma
(in millions, except per share data)
REVENUES
Gas and natural gas liquids	$4,214	$506	$—		$4,720
Oil and condensate	1,204	287	—		1,491
Gas gathering, processing and marketing	100	—	—		100
Other	(5)	12	—		7

Total Revenues	5,513	805	—		6,318

EXPENSES
Production	615	116	—		731
Taxes, transportation and other	444	34	—		478
Exploration	52	—	—		52
Depreciation, depletion and amortization	1,187	—	346	(c)	1,533
Accretion of discount in asset retirement obligation	22	—	10	(d)	32
Gas gathering and processing	81	—	—		81
General and administrative	231	—	—		231
Derivative fair value (gain) loss	(11)	—	—		(11)

Total Expenses	2,621	150	356		3,127

OPERATING INCOME	2,892	655	(356)		3,191

OTHER EXPENSE
Interest expense, net	250	—	156	(e)	406

INCOME BEFORE INCOME TAX	2,642	655	(512)		2,785
Income tax expense	951	—	52	(f)	1,003

NET INCOME	$1,691	$655	$(564)		$1,782

EARNINGS PER COMMON SHARE
Basic	$3.58				$3.60

Diluted	$3.53				$3.55

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	471.9		23.5	(g)	495.4

Diluted	479.0		23.5	(g)	502.5

See Accompanying Notes to Pro Forma Consolidated Financial Statements.

XTO ENERGY INC.

Pro Forma Consolidated Income Statement (Unaudited)

For the Six Months Ended June 30, 2008

		Pro Forma Adjustments (Note 2)
	Historical	Hunt Acquisition (b)	Other		Pro Forma
(in millions, except per share data)
REVENUES
Gas and natural gas liquids	$2,747	$379	$—		$3,126
Oil and condensate	803	198	—		1,001
Gas gathering, processing and marketing	60	—	—		60
Other	(1)	6	—		5

Total Revenues	3,609	583	—		4,192

EXPENSES
Production	408	59	—		467
Taxes, transportation and other	348	23	—		371
Exploration	32	—	—		32
Depreciation, depletion and amortization	796	—	175	(c)	971
Accretion of discount in asset retirement obligation	14	—	5	(d)	19
Gas gathering and processing	45	—	—		45
General and administrative	178	—	—		178
Derivative fair value (gain) loss	(42)	—	—		(42)

Total Expenses	1,779	82	180		2,041

OPERATING INCOME	1,830	501	(180)		2,151

OTHER EXPENSE
Interest expense, net	193	—	78	(e)	271

INCOME BEFORE INCOME TAX	1,637	501	(258)		1,880
Income tax expense	597	—	89	(f)	686

NET INCOME	$1,040	$501	$(347)		$1,194

EARNINGS PER COMMON SHARE
Basic	$2.07				$2.27

Diluted	$2.04				$2.24

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	502.4		23.5	(g)	525.9

Diluted	510.3		23.5	(g)	533.8

See Accompanying Notes to Pro Forma Consolidated Financial Statements.

XTO ENERGY INC.

Pro Forma Consolidated Income Statement (Unaudited)

For the Six Months Ended June 30, 2007

		Pro Forma Adjustments (Note 2)
	Historical	Hunt Acquisition (b)	Other		Pro Forma
(in millions, except per share data)
REVENUES
Gas and natural gas liquids	$1,891	$252	$—		$2,143
Oil and condensate	555	118	—		673
Gas gathering, processing and marketing	52	—	—		52
Other	—	4	—		4

Total Revenues	2,498	374	—		2,872

EXPENSES
Production	275	59	—		334
Taxes, transportation and other	188	15	—		203
Exploration	11	—	—		11
Depreciation, depletion and amortization	505	—	170	(c)	675
Accretion of discount in asset retirement obligation	11	—	5	(d)	16
Gas gathering and processing	41	—	—		41
General and administrative	108	—	—		108
Derivative fair value (gain) loss	(13)	—	—		(13)

Total Expenses	1,126	74	175		1,375

OPERATING INCOME	1,372	300	(175)		1,497

OTHER EXPENSE
Interest expense, net	94	—	78	(e)	172

INCOME BEFORE INCOME TAX	1,278	300	(253)		1,325
Income tax expense	463	—	17	(f)	480

NET INCOME	$815	$300	$(270)		$845

EARNINGS PER COMMON SHARE
Basic	$1.77				$1.74

Diluted	$1.74				$1.72

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	461.7		23.5	(g)	485.2

Diluted	469.2		23.5	(g)	492.7

See Accompanying Notes to Pro Forma Consolidated Financial Statements.

XTO ENERGY INC.

Notes to Pro Forma Consolidated Financial Statements (Unaudited)

1.	Basis of Presentation

In September 2008, we acquired Hunt Petroleum Corporation and other associated entities for approximately $4.2 billion, which was funded by cash of $2.6 billion and the issuance of 23.5 million shares of common stock to the seller valued at $1.6 billion. Hunt Petroleum owned natural gas and oil producing properties primarily concentrated in our Eastern Region, including East Texas and central and north Louisiana. Additional producing properties, both onshore and offshore, are along the Gulf Coast of Texas, Louisiana, Mississippi and Alabama. Non-operating interests, including producing and undeveloped acreage in the North Sea, were also conveyed in the transaction. The cash portion of the transaction was funded by a combination of operating cash flow, commercial paper and the August 2008 issuance of senior notes.

The accompanying pro forma consolidated financial statements have been prepared by recording pro forma adjustments to our historical consolidated financial statements. The pro forma consolidated balance sheet as of June 30, 2008 has been prepared as if the Hunt acquisition closed on June 30, 2008. The pro forma consolidated income statements for the year ended December 31, 2007 and for the six months ended June 30, 2008 and 2007 have been prepared as if the Hunt acquisition closed on January 1, 2007. These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates because of the exclusion of certain operating and overhead expenses.

2.	Pro Forma Adjustments

Pro forma adjustments necessary to adjust the consolidated balance sheet for the Hunt acquisition are as follows:

(a)	To record the acquisition of the assets and liabilities acquired for a total purchase price of $4.2 billion, $2.25 billion of which was funded through the issuance of senior notes, $1.6 billion from the issuance to the seller of 23.5 million shares of our common stock and the remainder from cash on hand and commercial paper borrowings. The following is the preliminary calculation of the purchase price of Hunt Petroleum Corporation and the allocation to assets and liabilities. The purchase price allocation is subject to adjustment, pending final determination of the tax bases and the fair value of certain assets acquired and liabilities assumed.

(in millions)
Consideration issued to Hunt owners:
23.5 million shares of common stock (at fair value of $67.95 per share)	$1,597
Cash paid	2,588

Total purchase price	4,185
Fair value of liabilities assumed:
Current liabilities	353
Long-term debt	337
Asset retirement obligation	155
Other long-term liabilities	3
Deferred income taxes	1,079

Total purchase price plus liabilities assumed	$6,112

Fair value of assets acquired:
Cash and cash equivalents	$198
Other current assets	292
Proved properties	4,155
Unproved properties	160
Other property and equipment	70
Goodwill (non-deductible for income taxes)	1,237

Total fair value of assets acquired	$6,112

Pro Forma adjustments necessary to adjust the consolidated income statements for the Hunt acquisition are as follows:

(b)	To record the historical revenue and direct operating expenses.

(c)	To record estimated depreciation and depletion expense using the unit-of-production method, based on estimated proved reserves and the adjusted purchase price of properties acquired.

(d)	To record accretion of discount expense related to the estimated asset retirement obligation for the properties acquired.

(e)	To record interest expense related to long-term debt of $2.7 billion, of which $2.6 billion was used to finance the cash portion of the purchase price. The remaining increase in long-term debt was the result of Hunt’s assumed debt, net of cash on hand. The interest is based on the weighted average interest rate for the senior notes offered in August 2008 and the weighted average interest rate on our commercial paper borrowings.

(f)	To record income tax expense for acquisition net income, as pro forma adjusted, at a 36.6% effective tax rate.

(g)	To increase weighted average shares outstanding related to the issuance to the seller of 23.5 million shares of our common stock.

3.	Pro Forma Supplemental Oil and Gas Reserve Information

Estimated Quantities of Pro Forma Proved Oil and Gas Reserves

Pro forma reserve estimates at December 31, 2007 are based on reports prepared by independent petroleum engineers for our proved reserves and for proved reserves of the Hunt acquisition, using December 31, 2007 prices and costs.

Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

Pro Forma Proved Oil and Gas Reserves at December 31, 2007

	Gas (Mcf)	Natural Gas Liquids (Bbls)	Oil (Bbls)	Natural Gas Equivalents (Mcf)
(in millions)
Proved reserves	10,138.6	78.2	265.6	12,201.3
Proved developed reserves	6,383.6	59.3	199.7	7,937.5

Standardized Measure of Discounted Future Net Cash Flows Relating to Pro Forma Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Year-end prices are not adjusted for the effect of hedge derivatives. Discounted future net cash flows are calculated using a 10% rate.

The standardized measure does not represent our estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices used to determine the standardized measure of discounted cash flows are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Pro Forma Standardized Measure of Discounted Future Net Cash Flows at December 31, 2007

(in millions)
Future cash inflows	$93,599
Future costs:
Production	(23,829)
Development	(7,027)
Future income tax	(19,872)

Future net cash flows	42,871
10% annual discount	(21,421)

Standardized measure of discounted future net cash flows	$21,450

Pro Forma Changes in Standardized Measure of Discounted Future Net Cash Flows

(in millions)
Standardized measure at January 1, 2007	$12,492

Revisions:
Prices and costs	8,561
Quantity estimates	2,099
Accretion of discount	1,200
Future development costs	(3,426)
Income tax	(3,874)
Production rates and other	(163)

Net revisions	4,397
Extensions, additions and discoveries	3,753
Production	(5,014)
Development costs	2,491
Purchases in place	3,353
Sales in place	(22)

Net change	8,958

Standardized measure at December 31, 2007	$21,450